Exhibit 99.1

PRESS RELEASE
Jan. 28, 2025

Adient reports Q1 financial results; provides update to FY25 outlook

- Q1 GAAP net income and EPS diluted of $0M and $0.00, respectively; Q1 Adj.-EPS diluted of $0.27
- Q1 Adj.-EBITDA of $196M – in line with expectations for lower customer production in the quarter
- Gross debt and net debt totaled ~$2.4B and ~$1.5B, respectively, at December 31, 2024; cash and cash equivalents of $860M at December 31, 2024
- The company executed $25M of share repurchases, ~1.2M shares in the quarter
- The company provided an update to its FY25 outlook, maintaining lower end of Adj.-EBITDA guidance range, in light of reduced sales guidance driven by FX and lower customer volume in EMEA and China

Q1 FY2025 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,495M**	**$93M**	**$0M**	**$0.00**
vs. Q1 24	(5)%	(16)%	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$122M**	**$196M**	**$23M**	**$0.27**
vs. Q1 24	(7)%	(9)%	(21)%	(13)%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"The team remains focused on what we can control and the Adient operating model continues to allow us to drive higher levels of business performance amid industry volume headwinds."
— Jerome Dorlack, President and Chief Executive Officer

SOLID START TO Q1 AMID ONGOING INDUSTRY HEADWINDS

Adient continued to drive high levels of business performance in Q1FY25, mitigating macro pressures. For the quarter, the company's Adj.-EBITDA totaled $196M, down $20M compared to Q1FY24 (Adj.-EBITDA margin of 5.6%, down 30 bps compared to Q1FY24), more than explained by continued volume headwinds in EMEA, as well as unfavorable core customer production volumes and mix in Asia. Earnings were in line with the company's expectations this quarter. Despite the ongoing challenges, the company remains focused on improving margins and strong cash flow.

ADIENT'S APAC BUSINESS CONTINUES TO GENERATE STRONG MARGINS AND CASH FLOW

Adient APAC continued to achieve double-digit margins this quarter and was able to meaningfully offset lost contribution margin on lower-than-expected consolidated sales. Competitive pressures and a challenging macro environment have persisted in China, leading to reduced FY25 production forecasts at some of the company's traditional European luxury and Japanese-based customers. The team has swiftly taken profit improvement actions to mitigate any risk to the outlook. Momentum continues in the region, with key new customer business and a steady pipeline of upcoming launches.

ADIENT RELEASES 2024 SUSTAINABILITY REPORT

2024 Sustainability Report
ADIENT

Adient today released its 2024 Sustainability Report, which highlights the company's ongoing commitments and accomplishments in integrating environmental stewardship, social responsibility and ethical governance into its business strategy. This year's report showcases significant achievements, including a 38% reduction in scope 1 and 2 greenhouse gas emissions compared to our 2019 baseline, and a 29% increase in renewable electricity usage since 2020. Read more about Adient's 2024 Sustainability Report on page 3.

ADIENT'S STRONG CASH BALANCE AND FLEXIBLE BALANCE SHEET SUPPORTED ADDITIONAL SHARE REPURCHASES DURING THE QUARTER

Adient ended Q1 with a healthy liquidity of ~$1.7B. During the quarter, the company bought back $25M of Adient stock, amounting to ~1.2M shares. This initiative continues to reflect the company's commitment to enhancing shareholder value and underscores leadership's confidence in future performance. The company remains diligent in its balanced cash management approach, and continues to conserve cash, reuse assets where possible, and improve working capital.

"Management is committed to generating cash and creating value for Adient's stakeholders."

— Mark A. Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia	
	Q1 25	Q1 24	Q1 25	Q1 24	Q1 25	Q1 24
	$85M	$80M	$22M	$45M	$111M	$114M

Americas: For the quarter, favorable volume and mix, as well as increased business performance in freight and launch costs, drove y-o-y improvement. Net commodities were negatively impacted by the timing of contractual true-ups, which partially offset some of the operational favorability in the quarter.

EMEA: The y-o-y results were primarily impacted by significantly reduced customer production volumes in the region. Restructuring activities started to gain traction during the quarter as business performance turned slightly positive, and equity income was also slightly up y-o-y.

Asia: The y-o-y results were driven by unfavorable volume/mix in China, as well as equity income to a lesser extent. These headwinds were mostly offset by improved business performance with efficiencies in material margin and lower launch costs, as well as a modest tailwind in FX.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q1 25*	Q1 24*
OPERATING CASH FLOW	$109M	$41M
CAPITAL EXPENDITURES	$(64)M	$(55)M
FREE CASH FLOW	$45M	$(14)M

	12/31/24	09/30/24
CASH & CASH EQUIVALENTS	$860M	$945M
TOTAL DEBT	$2,402M	$2,405M
NET DEBT	$1,542M	$1,460M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q1 KEY OPERATING METRICS

		Q1 25	Q1 24	
SALES	CONSOLIDATED	$3,495M	$3,660M	Q1FY25 revenues driven primarily by lower volumes and unfavorable product mix.
SALES	UNCONSOLIDATED	$1,000M	$1,037M	Y-O-Y revenues down ~4% due to lower production volumes at unconsolidated joint ventures.
	EQUITY INCOME	$25M	$23M	Q1FY25 GAAP equity income is higher due to business performance improvements at certain unconsolidated joint ventures and a one-time gain on sale of Setex. Underlying equity income remains strong despite an unfavorable one-time $12M retroactive change to our Keiper JV supply agreement.
	as adjusted	*$21M*	*$25M*	
	INTEREST EXPENSE	$45M	$44M	In line with internal expectations given Adient's debt and cash position.
	as adjusted	*$45M*	*$44M*	
	INCOME TAX EXPENSE	$22M	$20M	In line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions.
	as adjusted	*$26M*	*$29M*	

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2025 OUTLOOK

Consolidated sales	**~$13.9B** *(prior ~$14.1B-$14.5B)*	**Interest expense**	**~$185M** *(no change)*
Adj.-EBITDA	**~$850M** *(prior ~$850M-$900M)*	**Cash taxes**	**~$105M** *(no change)*
Equity income (included in Adj.-EBITDA)	**~$80M** *(no change)*	**Capital expenditures**	**~$285M** *(no change)*
		Free cash flow	**~$180M** *(prior ~$200M)*

FY25 guidance updated to reflect Adient's YTD results through Dec. 31, 2024 and current market conditions (including revised production forecasts and FX movements). Consistent with expectations heading into FY25, the company continues to forecast slightly lower earnings and FCF due to lower customer volumes, while expecting improved margins overall in FY25 vs. FY24 due to strong business performance.

Reconciliations of non-GAAP measures related to FY2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Adient reports progress on sustainability initiatives

ADVANCING SUSTAINABILITY

Creating a sustainable future **together**

Adient recently released its fifth annual sustainability report, which details the company's environmental, social and governance goals and actions. In fiscal year 2024, Adient's sustainability accomplishments were supported in part by the 1,565 continuous improvement projects completed at our sites globally. These projects yield approximate annual savings of: 7,391 tCO_2e in greenhouse gas emissions, 53,669 m³ of water, 8.8 million kWh-equivalent of fuel, 5,308 metric tons of waste, and 62 million kWh of energy. These achievements underscore our dedication to driving sustainable growth and operational efficiency.

LEADERS IN SUSTAINABLE PRODUCT DESIGN

Adient continues to lead the way in sustainable automotive seating design with innovative materials and approaches that enhance product flexibility, efficiency and environmental performance. At the forefront of these efforts is our Product Carbon Footprint Tool, which allows us to measure and reduce the carbon impact of our products throughout their lifecycle. Additionally, activities such as designing for modularity help streamline manufacturing processes, reduce waste, decrease transportation costs and increase product circularity. And by partnering with companies like Jaguar Land Rover and Dow, Adient is leading the way in sustainable design and materials innovation.

For more on what we do every day to make a difference, read our 2024 Sustainability Report.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Michael Heifler
Vice President, Investor Relations and Strategy
+1 734 254 3372
michael.heifler@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient's joint ventures, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient's customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions; work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 18, 2024, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forwardlooking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. (This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.)

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2024	2023
Net sales	$3,495	$3,660
Cost of sales	3,279	3,414
Gross profit	216	246
Selling, general and administrative expenses	125	147
Restructuring and impairment costs	23	11
Equity income	25	23
Earnings before interest and income taxes	93	111
Net financing charges	45	44
Other pension expense	1	2
Income before income taxes	47	65
Income tax expense	22	20
Net income	25	45
Income attributable to noncontrolling interests	25	25
Net income attributable to Adient	$—	$20

Diluted earnings per share	$—	$0.21

Shares outstanding at period end	83.9	91.2
Diluted weighted average shares	84.7	93.6

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,	September 30,
(in millions)	2024	2024
Assets
Cash and cash equivalents	$860	$945
Accounts receivable - net	1,415	1,896
Inventories	721	758
Other current assets	523	487
Current assets	3,519	4,086

Property, plant and equipment - net	1,334	1,410
Goodwill	2,091	2,164
Other intangible assets - net	344	371
Investments in partially-owned affiliates	318	338
Assets held for sale	7	8
Other noncurrent assets	920	974
Total assets	$8,533	$9,351

Liabilities and Shareholders' Equity
Short-term debt	$8	$9
Accounts payable and accrued expenses	2,524	2,910
Other current liabilities	719	759
Current liabilities	3,251	3,678

Long-term debt	2,394	2,396
Other noncurrent liabilities	665	743
Redeemable noncontrolling interests	62	91
Shareholders' equity attributable to Adient	1,877	2,134
Noncontrolling interests	284	309
Total liabilities and shareholders' equity	$8,533	$9,351

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
(in millions)	2024	2023
Operating Activities
Net income attributable to Adient	$—	$20
Income attributable to noncontrolling interests	25	25
Net income	25	45
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	69	72
Amortization of intangibles	11	11
Pension and postretirement benefit expense	2	3
Pension and postretirement contributions, net	(8)	(10)
Equity in earnings of partially-owned affiliates, net of dividends received	(15)	(6)
Gain on sale of interests in nonconsolidated partially-owned affiliates	(4)	—
Deferred income taxes	7	(6)
Non-cash impairment charges	10	—
Equity-based compensation	5	13
Other	(3)	—
Changes in assets and liabilities:
Receivables	402	234
Inventories	6	29
Other assets	(70)	(81)
Accounts payable and accrued liabilities	(329)	(265)
Accrued income taxes	1	2
Cash provided (used) by operating activities	109	41
Investing Activities
Capital expenditures	(64)	(55)
Sale of property, plant and equipment	6	14
Business divestitures	27	(3)
Other	(3)	—
Cash provided (used) by investing activities	(34)	(44)
Financing Activities
Increase (decrease) in short-term debt	(1)	5
Repayment of long-term debt	(2)	—
Debt financing costs	(1)	—
Share repurchases	(25)	(100)
Acquisition of a noncontrolling interest	(28)	—
Dividends paid to and other transactions with noncontrolling interests	(42)	(48)
Share based compensation and other	(3)	(12)
Cash provided (used) by financing activities	(102)	(155)
Effect of exchange rate changes on cash and cash equivalents	(58)	38
Increase (decrease) in cash and cash equivalents	$(85)	$(120)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended December 31, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,611	$1,129	$772	$(17)	$3,495
Adjusted EBITDA	$85	$22	$111	$(22)	$196
Adjusted EBITDA margin	5.3%	1.9%	14.4%	N/A	5.6%

	Three months ended December 31, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,647	$1,268	$770	$(25)	$3,660
Adjusted EBITDA	$80	$45	$114	$(23)	$216
Adjusted EBITDA margin	4.9%	3.5%	14.8%	N/A	5.9%

Appendix

The following is a reconciliation of Adient's reportable segments' adjusted EBITDA to income before income taxes:

	Three Months Ended December 31,
(in millions)	2024	2023
Adjusted EBITDA
Americas	$85	$80
EMEA	22	45
Asia	111	114
Subtotal	218	239
Corporate-related costs (1)	(22)	(23)
Restructuring and impairment costs (2)	(23)	(11)
Purchase accounting amortization (3)	(11)	(11)
Restructuring related activities (4)	(1)	9
Gain (loss) on disposal transactions (5)	4	(8)
Equity based compensation (6)	(5)	(13)
Depreciation	(69)	(72)
Other items (7)	2	1
Earnings before interest and income taxes	$93	$111
Net financing charges	(45)	(44)
Other pension expense	(1)	(2)
Income before income taxes	$47	$65

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share:

	Three Months Ended December 31,
(in millions, except per share data)	2024	2023
Income available to shareholders
Net income attributable to Adient	$—	$20

Weighted average shares outstanding
Basic weighted average shares outstanding	84.4	92.9
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.3	0.7
Diluted weighted average shares outstanding	84.7	93.6

Earnings per share:
Basic	$—	$0.22
Diluted	$—	$0.21

The effect of common stock equivalents which would have been anti-dilutive was excluded from the calculation of diluted earnings per share for the three months ended December 31, 2024 and 2023.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of Adient and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Table

(a)	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended December 31,
(in millions)	2024	2023
Net income	$25	$45
Net financing charges	45	44
Other pension expense	1	2
Income tax expense	22	20
Earnings before interest and income taxes (EBIT)	$93	$111
EBIT adjustments:
Restructuring charges (2)	23	11
Purchase accounting amortization (3)	11	11
Restructuring related activities (4)	1	(9)
(Gain) loss on disposal transactions (5)	(4)	8
Other items (7)	(2)	(1)
EBIT adjustments total	29	20
Adjusted EBIT	$122	$131
EBITDA adjustments:
Depreciation	69	72
Equity based compensation	5	13
Adjusted EBITDA	$196	$216

Net sales	$3,495	$3,660
Net income as % of net sales	0.7%	1.2%
EBIT as % of net sales	2.7%	3.0%
Adjusted EBIT as % of net sales	3.5%	3.6%
Adjusted EBITDA as % of net sales	5.6%	5.9%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended December 31,
(in millions)	2024	2023
Net income attributable to Adient	$—	$20
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	29	20
Tax impact of EBIT adjustments and other tax items - see table (d)	(4)	(9)
Impact of adjustments on noncontrolling interests (8)	(2)	(2)
Net income adjustments total	23	9
Adjusted net income attributable to Adient	$23	$29

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following table reconciles income before income taxes to adjusted income before income taxes, reconciles income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended December 31,
	2024			2023
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$47	$22	46.8%	$65	$20	30.8%
Adjustments
EBIT adjustments - see table (a) & (b)	29	3	10.3%	20	(1)	(5.0)%
Tax audit closures and statute expirations	—	7	nm	—	7	nm
FX remeasurements of tax balances	—	(6)	nm	—	3	nm
Subtotal of adjustments	29	4	13.8%	20	9	45.0%
As adjusted	$76	$26	34.2%	$85	$29	34.1%

Appendix

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended December 31,
(in millions, except per share data)	2024	2023
Numerator:
Adjusted net income attributable to Adient - see table (c)	$23	$29

Denominator:
Basic weighted average shares outstanding	84.4	92.9
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.3	0.7
Diluted weighted average shares outstanding	84.7	93.6

Adjusted diluted earnings per share	$0.27	$0.31

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended December 31,
	2024	2023
Diluted earnings per share as reported	$—	$0.21
EBIT adjustments total	0.34	0.21
Tax impact of EBIT adjustments and other tax items	(0.05)	(0.09)
Impact of adjustments on noncontrolling interests	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.27	$0.31

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended December 31,
(in millions)	2024	2023
Equity income	$25	$23
Equity income adjustments:
(Gain) on sale of Setex	(4)	—
Non-recurring (gain) loss at affiliates	—	2
Equity income adjustments total	(4)	2
Adjusted equity income	$21	$25

Appendix

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended December 31,
(in millions)	2024	2023
Net financing charges	$45	$44
Interest expense adjustments:
None	—	—
Interest expense adjustments total	—	—
Adjusted net financing charges	$45	$44

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2024	2023
Operating cash flow	$109	$41
Capital expenditures	(64)	(55)
Free cash flow	$45	$(14)

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended December 31,
(in millions)	2024	2023
Adjusted EBITDA	$196	$216
Adjusted equity income	(21)	(25)
Dividend	6	16
Restructuring (cash)	(34)	(10)
Net customer tooling	(16)	(17)
Trade working capital (Net AR/AP + Inventory)	234	111
Accrued compensation	(78)	(64)
Interest paid	(54)	(60)
Tax refund/taxes paid	(15)	(24)
Non-income related taxes (VAT)	(22)	(28)
Commercial settlements	(9)	16
Net capitalized engineering	5	(17)
Other	(83)	(73)
Operating cash flow	109	41
Capital expenditures	(64)	(55)
Free cash flow	$45	$(14)

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	December 31,	September 30,
(in millions)	2024	2024
Numerator:
Short-term debt	$—	$1
Current portion of long-term debt	8	8
Long-term debt	2,394	2,396
Total debt	2,402	2,405
Less: cash and cash equivalents	860	945
Net debt	$1,542	$1,460

Denominator:
Adjusted EBITDA - last four quarters
Q1 2024	na	$216
Q2 2024	$227	227
Q3 2024	202	202
Q4 2024	235	235
Q1 2025 - see table (a) & (b)	196	na
Last four quarters	$860	$880

Net leverage ratio	1.79	1.66

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments related to restructuring activities. The three months ended December 31, 2024 includes an impairment of $10 million on its investment in Adient Aerospace.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities, as follows:

	Three Months Ended December 31,
(in millions)	2024	2023
Restructuring related charges	$(6)	$(1)
Gain on sale of restructured facilities	5	10
	$(1)	$9

(5) Gain (loss) on disposal transactions include:

	Three Months Ended December 31,
(in millions)	2024	2023
Gain on sale of Setex	$4	$—
(Loss) on sale of 51% interest in Langfang	—	(8)
	$4	$(8)

(6) During the three months ended December 31, 2023, a $5 million adjustment was recorded to increase equity-based compensation expense related to a retired executive's equity awards which should have been recognized in prior periods.

(7) Other items include:

	Three Months Ended December 31,
(in millions)	2024	2023
Non-recurring contract related settlement	$2	$3
Non-recurring (gain) loss at affiliates	—	(2)
	$2	$1

(8) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.